Execution Version

Published Deal CUSIP #: 12611QAC2
Published Revolving Facility CUSIP #: 12611QAD0

________________________________________________________________________

REVOLVING CREDIT AGREEMENT
Dated as of April 19, 2012
among
CNA FINANCIAL CORPORATION
as Borrower
The LENDERS Party Hereto
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

JPMORGAN CHASE BANK, N.A.
as Syndication Agent
and
CITIBANK, N.A.
THE NORTHERN TRUST COMPANY and
U.S. BANK NATIONAL ASSOCIATION
as Co-Documentation Agents

WELLS FARGO SECURITIES, LLC and J.P. MORGAN SECURITIES LLC
Joint Lead Arrangers and Joint Bookrunners

______________________________________________________________________________

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SCHEDULES
Schedule I	- Lenders and Commitments
Schedule II	- Existing Liens

EXHIBITS
Exhibit A	- Form of Notice of Borrowing
Exhibit B	- Form of Assignment and Acceptance
Exhibit C	- Form of Opinion of Counsel for the Borrower
Exhibit D	- Form of Compliance Certificate of Borrower
Exhibit E	- Form of Promissory Note

iii

THIS REVOLVING CREDIT AGREEMENT dated as of April 19, 2012 (this “Agreement”) is among CNA FINANCIAL CORPORATION, a corporation organized under the laws of Delaware (the “Borrower”); the LENDERS from time to time party hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

The Borrower has requested that the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) extend credit in the form of Commitments under which the Borrower may obtain Advances in an aggregate principal amount not exceeding $250,000,000 (subject to increase or decrease as provided herein) at any one time outstanding for the general corporate purposes of the Borrower (including to support the Borrower’s commercial paper program, if any, and to finance permitted Acquisitions, if any).

The Lenders are prepared to extend such credit upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Acquisition” means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower and/or any of its Subsidiaries (i) acquires any Person or all or substantially all of the assets of any Person, whether through the purchase of assets, merger or otherwise, (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of Voting Stock of another Person or (iii) directly or indirectly acquires control of a more than 50% ownership interest in any partnership, joint venture or other entity, or of any general partnership (or equivalent) interest in any such entity.
“Administrative Agent” means Wells Fargo, in its capacity as administrative agent for the Lenders hereunder or any successor in such capacity.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Advance” means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.
“Aggregate Specified Indebtedness” means the aggregate Specified Indebtedness of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance, subject to the provisos of the definition of Specified Indebtedness, with GAAP; provided that Qualifying SPV Indebtedness of all Qualifying SPVs (and Guarantees of the Borrower and its Subsidiaries which are not Qualifying SPVs in respect of such Qualifying SPV Indebtedness) shall only be included in the calculation of Aggregate Specified Indebtedness at any time to the extent that it constitutes Qualifying SPV Net Indebtedness at such time.
“Anniversary Date” has the meaning specified in Section 2.04(b)(i).
“Annual Statement” means the annual statutory financial statement of any Material Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation (or, with respect to any Lloyd’s syndicate in which any Material Insurance Subsidiary has a membership interest, an equivalent annual financial statement of such Lloyd’s syndicate), which statement shall be in the form required by such Material Insurance Subsidiary’s jurisdiction of incorporation (or Lloyd’s, as applicable) or, if no specific form is so required, in the form of financial statements recommended by the NAIC (or Lloyd’s, as applicable) to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC (or Lloyd’s, as applicable) to be disclosed therein, together with all exhibits or schedules filed therewith.
“Applicable Rate” means, for any day, with respect to the Facility Fee, any Eurodollar Rate Advance or any Base Rate Advance, the applicable rate per annum set forth below under the caption “Facility Fee”, “Eurodollar Rate Spread”, “Base Rate Spread”, as the case may be, based upon the ratings by each of Standard & Poor’s and Moody’s applicable on such date to the Index Debt on such date:

	Ratings (Standard & Poor’s/Moody’s)	Facility Fee (basis points per annum)	Eurodollar Rate Spread (basis points per annum)	Base Rate Spread (basis points per annum)
Category 1	≥ A-/A3	15.0	110.0	10.0
Category 2	BBB+/ Baa1	20.0	130.0	30.0
Category 3	BBB/Baa2	22.5	140.0	40.0
Category 4	BBB-/Baa3	25.0	150.0	50.0
Category 5	BB+/Ba1	30.0	157.5	57.5
Category 6	< BB+/Ba1	35.0	177.5	77.5

For purposes of the foregoing, (a) if either Moody’s or Standard & Poor’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (b) if the ratings established or deemed to have been established by Moody’s and Standard & Poor’s for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (c) if the ratings established or deemed to have been established by Moody’s and Standard & Poor’s for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or Standard & Poor’s), such change shall be effective as of the date on which it is first publicly announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or Standard & Poor’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Applicable Lending Office” means, with respect to any Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.
“Approved Fund” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Arranger” means each of Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, in each case in its capacity as a Joint Lead Arranger and Joint Bookrunner for the credit facility established hereby.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B.
“Balance Sheet Indebtedness” means Indebtedness of any Person that would appear on a balance sheet of such Person prepared in accordance with GAAP.
“Base Rate” means for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) the rate per annum equal to the Eurodollar Rate that would be in effect for a one-month Interest Period beginning on the second Business Day after such day plus 1%. The Base Rate for any day that is not a Business Day shall be the Base Rate as in effect on the immediately preceding Business Day. If on any day any rate described in clause (a), (b) or (c) above is not available for any reason, then the Base Rate shall be determined based upon the other rate or rates.
“Base Rate Advance” means an Advance which bears interest at rates based upon the Base Rate.
“Bloomberg Page BBAL” means the display designated as page “BBAL” on the Bloomberg Service or, if unavailable, such other page as may replace page “BBAL” on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. dollar deposits.
“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.
“Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.
“Change in Control” means Loews shall cease to own beneficially and of record, free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind at least 51% of the outstanding shares of capital stock of the Borrower on a fully diluted basis and shares representing the right to elect a majority of the directors of the Borrower; provided, however, that a Change in Control shall not be deemed to have occurred at any time (a) Loews owns more of the capital stock of the Borrower than any other Person (including Persons acting in concert with such Person), (b) Loews owns beneficially and of record, free and clear of all Liens, other encumbrances or voting agreements, restrictions or trusts of any kind at least 35% of the outstanding shares of capital stock of the Borrower on a fully diluted basis and (c) a majority of the members of the Borrower’s Board of Directors are officers or designees of Loews or the Borrower or any Significant Subsidiary.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, in the case of both clause (i) and (ii) be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.
“Closing Date” means the date of this Agreement.
“Code” means the Internal Revenue Code of 1986.

“Commitment” has the meaning specified in Section 2.01(a).
“Commitment Termination Date” means April 19, 2016 or, in the case of any Lender whose Commitment is extended pursuant to Section 2.04(b), the date to which such Commitment is extended; provided in each case that if any such date is not a Business Day, the relevant Commitment Termination Date of such Lender shall be the immediately preceding Business Day. When the term “Commitment Termination Date” is used herein without reference to any particular Lender, such term shall, in such instance, be deemed to be a reference to the latest Commitment Termination Date of any of the Lenders then in effect hereunder.
“Consolidated” refers to the consolidation of accounts of the Borrower and its Subsidiaries in accordance with GAAP (subject, when referring to unaudited financial statements, to the absence of footnotes and normal year-end adjustments).
“Consolidated Net Income” means, for any period, the net income of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis.
“Consolidated Net Worth” means, at any date of determination, the amount of Consolidated common and preferred shareholders’ equity of the Borrower and its Subsidiaries as at such date; provided, however, that unrealized appreciation and depreciation of securities which are classified as available for sale and are subject to ASC 320 shall be excluded when computing Consolidated Net Worth; provided further that for purposes of calculating Consolidated Net Worth, such calculation shall (a) include Qualifying SPV Net Asset Value of all Qualifying SPVs in lieu of Qualifying SPV Asset Value for such Qualifying SPVs and (b) subtract Qualifying SPV Net Indebtedness of all Qualifying SPVs in lieu of Qualifying SPV Indebtedness for such Qualifying SPVs.
“Continuation”, “Continue” and “Continued” each refers to a continuation of Eurodollar Rate Advances from one Interest Period to the next Interest Period pursuant to Section 2.10(b).
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or Section 2.10(a).
“Default” means an event that, with notice or lapse of time or both, would become an Event of Default.
“Defaulting Lender” means, subject to Section 2.19(e), any Lender that has (a) failed to fund any portion of any Advance within two Business Days of the date such Advance was required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within five Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or any Person controlling such Lender or the exercise of control over such Lender or such controlling Person by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(e)) upon delivery of written notice of such determination to the Borrower and each Lender (or, if earlier, in the case of any Lender that gives notice pursuant to clause (a) or (b) above that any of the conditions to funding have not been or cannot be satisfied when, in fact, such conditions precedent have been or can be satisfied, on the date that such Lender failed to fund (in the case of clause (a)) or the date of the applicable notice or public statement (in the case of clause (b)).
“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in the Administrative Questionnaire of such Lender or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
“Effective Date” means the earliest date as of which the conditions precedent to effectiveness set forth in Section 3.01 shall have been satisfied or waived.
“Eligible Assignee” means:
(a)    a Lender and any Affiliate of such Lender (excluding any such Affiliate primarily engaged in the insurance or mutual fund business);
(b)    a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;
(c)    a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;
(d)    a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; and
(e)    a finance company or other financial institution or fund (whether a corporation, partnership or other Person, but excluding any corporation, partnership or other Person primarily engaged in the insurance or mutual fund business) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $500,000,000.

“Environmental Law” means any federal, state or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act and the Federal Insecticide, Fungicide and Rodenticide Act.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the FRB.
“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in the Administrative Questionnaire of such Lender or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
“Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Advance, the rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1% per annum) appearing on Bloomberg Page BBAL as of 11:00 A.M. (London time) on the date (as to any Interest Period, the “Determination Date”) that is two Business Days before the first day of such Interest Period, as LIBOR for a period equal to such Interest Period. In the event that Bloomberg Page BBAL shall cease to report such LIBOR or, in the reasonable judgment of the Majority Lenders, shall cease to accurately reflect such LIBOR, then the “Eurodollar Rate” with respect to such Interest Period for such Eurodollar Rate Advance shall be the rate per annum equal to the average of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to leading banks in the London interbank market at 11:00 A.M. (London time) on the Determination Date in an amount substantially equal to such Reference Bank’s Eurodollar Rate Advance comprising part of the related Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance shall be determined by the Administrative Agent on the basis of the applicable rate appearing on Bloomberg Page BBAL as aforesaid (or the applicable rates furnished to and received by the Administrative Agent from the

Reference Banks) on the Determination Date for such Interest Period, subject, however, to the provisions of Section 2.09.
“Eurodollar Rate Advance” means an Advance which bears interest at rates based upon the Eurodollar Rate.
“Eurodollar Rate Reserve Percentage” of any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
“Events of Default” has the meaning specified in Section 6.01.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Representations” means the representations and warranties set forth in clause (iii) of Section 4.01(e) and in Section 4.01(f).
“Existing Agreement” means the Five-Year Revolving Credit Agreement dated as of August 1, 2007 among the Borrower, various lenders and Citibank, N.A., as administrative agent.
“Existing Commitment Termination Date” has the meaning specified in Section 2.04(b)(i).
“Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Advances.
“Facility Fee” has the meaning specified in Section 2.03(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve

System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Authority” means any federal government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including any board of insurance, insurance department or insurance commissioner.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any such obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, provided, that the terms Guarantee shall not include (a) endorsements for collection or deposit in the ordinary course of business and (b) obligations incurred by any Insurance Subsidiary in the ordinary course of its financial guaranty or other business.
“Hazardous Materials” means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, and radon gas, (b) any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar meaning and regulatory effect, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.
“Hostile Acquisition” means an Acquisition that has not been approved by the board of directors of the target company prior to the commencement of a tender offer, proxy contest or the like in respect thereof.
“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (excluding accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) Capitalized Lease Obligations, (f) Net Hedging Obligations, (g) Guarantees, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit and (i) repurchase obligations or liabilities of such Person with respect to accounts, notes receivable or securities sold by such Person (but excluding the obligations of any Insurance Subsidiary in respect of the repurchase of securities pursuant to Repurchase Agreements or the lending of securities pursuant to securities lending arrangements, in each case, entered into in the ordinary course of business).
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
“Insurance Regulatory Authority” means, for the Borrower or any Insurance Subsidiary, (a) the insurance department or similar administrative authority or agency located in the state or other jurisdiction in which the Borrower or such Insurance Subsidiary is domiciled; and (b) if the Borrower or such Insurance Subsidiary is a member of a syndicate at Lloyd’s, the Society and Corporation of Lloyd’s.
“Insurance Subsidiary” means a Subsidiary of the Borrower which is engaged primarily in any insurance or reinsurance business.
“Interest Period” means, with respect to any Eurodollar Rate Advance, the period beginning on the date such Eurodollar Rate Advance is made or Continued, or Converted from a Base Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months, or if all

Lenders agree, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 P.M. on the third Business Day prior to the first day of such Interest Period, select; provided that:
(i)the Borrower may not select any Interest Period for any Lender that ends after the Commitment Termination Date in effect for such Lender;
(ii)    each Interest Period that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and
(iii)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.
“Invested Assets” means, as of the end of any calendar year, the sum of total investments, cash and cash equivalents, accrued investment income and receivables for securities sold, all calculated consistently with the calculation of such items in the audited Consolidated balance sheet of the Borrower and its Subsidiaries for such calendar year.
“Lenders” means the lenders listed on the signature pages hereof and each Person that shall become a party hereto pursuant to Sections 2.05 and 8.06(a), (b) and (c).
“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
“LIBOR” means the London Interbank Offered Rate at which eurocurrency deposits for one, two, three or six months (as selected by the Borrower), or if all Lenders agree, nine or twelve months, are offered in the London interbank market.
“License” means any license, certificate of authority, permit or other authorization which is required to be obtained from the Governmental Authority in connection with the operation, ownership or transaction of insurance business.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement having substantially the same effect as a lien, including the lien or retained security title of a conditional vendor.
“Loews” means Loews Corporation, a Delaware corporation.
“Majority Lenders” means, at any time, Lenders having Exposures and unused Commitments representing more than 50% of the sum of the total Exposures and unused Commitments at such time; provided that the Exposure and unused Commitment of any Defaulting Lender shall be disregarded in any determination of Majority Lenders.
“Margin Stock” means margin stock within the meaning of Regulation U.
“Material Adverse Effect” means a material adverse effect on (i) the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of this Agreement or (iii) the ability of the Borrower to pay and perform its obligations hereunder.
“Material Insurance Subsidiary” means any Insurance Subsidiary that qualifies as a Significant Subsidiary without giving effect to the proviso to the first sentence of the definition of “Significant Subsidiary”; provided that if at any time the aggregate amount of the revenues or assets of all Subsidiaries that are not Significant Subsidiaries for or at the end of any period of four fiscal quarters exceeds 20% of the Borrower’s Consolidated revenues for such period or 20% of the Borrower’s Consolidated assets as of the end of such period, the Borrower shall (or, in the event the Borrower has failed to do so within 10 days, the Administrative Agent may) designate sufficient Subsidiaries as “Significant Subsidiaries” to eliminate such excess, and any Insurance Subsidiary so designated shall for all purposes of this Agreement constitute a Material Insurance Subsidiary. Any Insurance Subsidiary that is designated as a “Material Insurance Subsidiary” pursuant to the proviso to the foregoing sentence shall cease to be a Material Insurance Subsidiary (subject to re-designation at a subsequent date) if, within 10 days after delivery of the Borrower’s financial statements for any subsequent period pursuant to Section 5.01(a) or (b), (i) the Borrower notifies the Administrative Agent that such Subsidiary shall no longer be a “Material Insurance Subsidiary” and (ii) after giving effect to such notice (and any concurrent designation of another Subsidiary as a “Significant Subsidiary”), there is no excess of the type described in such proviso. For purposes of making the determinations required by this definition, revenues and assets of foreign

Subsidiaries shall be converted into US Dollars at the rates used in preparing the Consolidated balance sheet of the Borrower included in the applicable financial statements.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.
“Municipal Bond” means direct obligations of, and obligations for which the timely payment of principal of and interest is fully and expressly guaranteed by, any state, local government, municipality or other political subdivision of any state of the United States of America.
“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.
“Net Hedging Obligations” of a Person means the net termination obligations of such Person, calculated as of any date as if such agreements, devices or arrangements were terminated as of such date, under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, or fluctuations of prices of equity securities or equity security indexes, including dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, or equity or equity index swaps or options, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.
“Notice of Borrowing” has the meaning specified in Section 2.02(a).
“OECD” means the Organization for Economic Cooperation and Development.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor.

“Permitted Securitization Transaction” means any Securitization Transaction, but only to the extent that the aggregate “capital”, facility limit or other principal equivalent amount of such Securitization Transactions which the Borrower and its Subsidiaries may enter into (measured in the case of revolving Securitization Transactions by the maximum capital, facility limit or other principal equivalent amount which may be outstanding at any time) shall not exceed at any time 10% of the Invested Assets of the Borrower and its Subsidiaries on a Consolidated basis as of the end of the preceding calendar year.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means an employee pension benefit plan, as defined in Section 3(2) of ERISA, maintained, sponsored or contributed to by the Borrower or any of its Subsidiaries or, with respect to such a plan that is subject to Title IV of ERISA, by any member of the Controlled Group.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from the date such change is publicly announced as being effective.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Qualifying SPV” means any Person which is formed by the Borrower as a special purpose entity for the primary purpose of holding Qualifying SPV Assets in the ordinary course of investment activities and issuing Indebtedness secured by such Qualifying SPV Assets.
“Qualifying SPV Asset Value” means the fair market value of all Qualifying SPV Assets.
“Qualifying SPV Assets” means Municipal Bonds and other financial assets which are owned by a Qualifying SPV.
“Qualifying SPV Indebtedness” means Indebtedness for borrowed money of all Qualifying SPVs.

“Qualifying SPV Net Asset Value” means, at any time of calculation, the excess, if any, at such time of (a) Qualifying SPV Asset Value over (b) Qualifying SPV Indebtedness.
“Qualifying SPV Net Indebtedness” means, at any time of calculation, the excess, if any, at such time of (a) Qualifying SPV Indebtedness over (b) Qualifying SPV Asset Value.
“Quarterly Statement” means the quarterly statutory financial statement of any Material Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation (or, with respect to any Lloyd’s syndicate in which any Material Insurance Subsidiary has a membership interest, an equivalent quarterly financial statement of such Lloyd’s syndicate), which statement shall be in the form required by such Material Insurance Subsidiary’s jurisdiction of incorporation (or Lloyd’s, as applicable) or, if no specific form is so required, in the form of financial statements recommended by the NAIC (or Lloyd’s, as applicable) to be used for filing quarterly statutory financial statements and shall contain the type of information recommended by the NAIC (or Lloyd’s, as applicable) to be disclosed therein, together with all exhibits or schedules filed therewith.
“Receivables” means accounts receivable, premiums, reinsurance payments or other present or future rights to payment.
“Receivables Related Assets” shall mean in connection with any Securitization Transaction the collective reference to (a) any rights arising under the documentation governing or relating to such Receivables covered by such Securitization Transaction (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables), (b) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (c) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with such securitization or asset-backed financing and (d) any warranty, indemnity, dilution and other intercompany claim arising out of the documentation evidencing such securitization or asset-backed financing.
“Reference Banks” means the principal London offices of JPMorgan Chase Bank, N.A. and Wells Fargo.
“Register” has the meaning specified in Section 8.06(d).
“Regulation T, U or X” means Regulation T, U or X issued by the FRB.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
“Repurchase Agreements” means reverse repurchase arrangements with respect to securities and financial instruments.
“Responsible Officer” means the Chief Executive Officer, the Treasurer, the Secretary, any Executive Vice President, any Senior Vice President, any Vice President or any Director of the Borrower.
“SAP” means the accounting procedures and practices prescribed or permitted by the applicable Insurance Regulatory Authority.
“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions of said Commission.
“Securitization Transaction” means any transaction in which the Borrower or any of its Subsidiaries sells or otherwise transfers an interest in Receivables and Receivables Related Assets to (i) a special purpose entity that borrows against such Receivables and Receivables Related Assets or (ii) sells such Receivables and Receivables Related Assets to one or more third party purchasers.
“Significant Insurance Subsidiary” means any Significant Subsidiary which is an Insurance Subsidiary.
“Significant Subsidiary” of a Person means any Subsidiary (i) the revenues of which for the most recent period of four fiscal quarters of the Borrower for which audited financial statements have been delivered pursuant to Section 5.01 were greater than 5% of the Borrower’s Consolidated revenues for such period or (ii) the assets of which as of the end of such period were greater than 5% of the Borrower’s Consolidated assets as of such date; provided that if at any time the aggregate amount of the revenues or assets of all Subsidiaries that are not Significant Subsidiaries for or at the end of any period of four fiscal quarters exceeds 10% of the Borrower’s Consolidated revenues for such period or 10% of the Borrower’s Consolidated assets as of the end of such period, the Borrower shall (or, in the event the Borrower has failed to do so within 10 days, the Administrative Agent may) designate sufficient Subsidiaries as “Significant Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Significant Subsidiaries. Any Subsidiary that is designated as a “Significant Subsidiary” pursuant to the proviso to the foregoing sentence shall cease to be a Significant Subsidiary (subject to re-designation at a subsequent date) if, within 10 days after delivery of the Borrower’s financial statements for any subsequent period pursuant to Section 5.01(a) or (b), (i) the Borrower notifies the Administrative Agent that such Subsidiary shall no longer be a “Significant Subsidiary” and (ii) after giving effect to such notice (and any concurrent designation of another Subsidiary as a “Significant Subsidiary”), there is no excess of the type described in such proviso. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the Consolidated balance sheet of the Borrower included in the applicable financial statements.
“Single Employer Plan” means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.
“Specified Indebtedness” of any Person means (a) Balance Sheet Indebtedness of such Person and (b) all Guarantees in respect of Balance Sheet Indebtedness of any other Person, excluding such Guarantees incurred by any Insurance Subsidiary in the ordinary course of its financial guaranty or other business; provided that there shall be included in any computation of Specified Indebtedness described in (b) the entire principal amount of the Guarantees; provided further that Specified Indebtedness shall not include (i) Indebtedness for money borrowed or (ii) Guarantees, in each case, incurred in connection with any Permitted Securitization Transaction.
“Standard & Poor’s” means Standard & Poor’s Ratings Service, presently a division of The McGraw-Hill Companies, Inc., and its successors.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the Consolidated assets of the Borrower and its Subsidiaries as would be shown in the Consolidated statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.
“Termination Event” means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4069 of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA or (d) the institution by the PBGC of proceedings to terminate such Plan, in each case which could reasonably be expected to have a Material Adverse Effect.
“Type” refers to whether an Advance is a Base Rate Advance or a Eurodollar Rate Advance.
“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the PBGC actuarial assumptions utilized for purposes of determining the current liability for purposes of such valuation.
“Voting Stock” means, for any Person at any time, the outstanding securities of such Person entitled to vote generally in an election of directors of such Person.
“Wells Fargo” means Wells Fargo Bank, National Association and any successor thereto.
“Wholly-Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities of which (other than directors’ qualifying shares) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Wholly-Owned Subsidiary” shall mean a Wholly-Owned Subsidiary of the Borrower.
SECTION 1.02. Other Interpretive Provisions. In this Agreement, (a) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; (b) the term “including” is not limiting and means “including without limitation;” and (c) unless otherwise expressly specified, (i) any reference to an agreement (including this Agreement) or organizational document shall be deemed to include all subsequent amendments and other modifications thereto; (ii) any reference to a statute or regulation shall be construed to include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation; (iii) any reference to a time of day shall mean such time in New York, New York; and (iv) Article, Section, Schedule and Exhibit references are to this Agreement.
SECTION 1.03. Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the case may be, as in effect from time to time; provided that (a) for purposes of Section 5.01(m) (and notwithstanding anything to the contrary in this Agreement), the determination of whether a lease constitutes a Capitalized Lease, and whether obligations arising thereunder constitute Capitalized Lease Obligations, shall be determined under generally accepted accounting principles applied in the preparation of the Borrower’s financial statements for the fiscal year ended December 31, 2011; and (b) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or SAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP or in the application thereof, then (i) the parties hereto shall negotiate in good faith to agree on an amendment to such provision that appropriately compensates for such change in GAAP or SAP and (ii) pending the effectiveness of any such amendment, such provision shall be interpreted on the basis of GAAP or SAP as in effect and applied immediately before such change shall have become effective. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of Accounting Standards Codification 825 and Accounting Standards Codification 470-20 on financial liabilities shall be disregarded.
ARTICLE 2
AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01. The Advances.
(a)    Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender’s name on Schedule I or, if such Lender has entered into an Assignment and Acceptance, set forth for such Lender in the Register, as such amount may be reduced pursuant to Section 2.04(a) or increased pursuant to Section 2.05 (such Lender’s “Commitment”).
(b)    Each Borrowing and each Conversion or Continuation thereof (i) shall (except as otherwise provided in Sections 2.09(f) and (g)) be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall consist of Advances of the same Type (and, if such Advances are Eurodollar Rate Advances, having the same Interest Period) made, Continued or Converted on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.11(b) and reborrow under this Section 2.01.
SECTION 2.02. Making the Advances.
(a)    (i)    Each Borrowing shall be made on notice, given not later than 12:00 P.M. on the third Business Day prior to the date of such Borrowing (in the case of a Borrowing consisting of Eurodollar Rate Advances) or given not later than 12:00 P.M. on the Business Day of such Borrowing (in the case of a Borrowing consisting of Base Rate Advances), by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof.
(ii)    Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing in substantially the form of Exhibit A, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance.

(iii)    Each Lender shall, before 1:00 P.M. on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender’s ratable portion of such Borrowing; provided that, with respect to a Borrowing of a Eurodollar Rate Advance, no Lender having a Commitment Termination Date prior to the last day of the initial Interest Period for such Eurodollar Rate Advance shall participate in such Borrowing.
(iv)    After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address.
(b)    Anything in subsection (a) above to the contrary notwithstanding, the Borrower may select Eurodollar Rate Advances for any Borrowing only in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.
(c)    Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense (excluding loss of profit) reasonably incurred by such Lender as a result of any failure to make such Borrowing (including as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Article 3) and the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing. A certificate as to the amount of such losses, costs and expenses, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
(d)    Unless the Administrative Agent shall have received notice from a Lender (x) in the case of a Borrowing consisting of Base Rate Advances, prior to 1:00 P.M. on the date of such Borrowing, or (y) in the case of a Borrowing consisting of Eurodollar Advances, prior to the date of such Borrowing, in each case that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand (but without duplication) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement (and such Advance shall be deemed to have been made by such Lender on the date on which such amount is so repaid to the Administrative Agent).
(e)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve the other Lenders of their obligations hereunder to make an Advance on the date of such Borrowing, and no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
(f)    Notwithstanding anything in this Agreement to the contrary, no Lender whose Commitment Termination Date falls prior to the last day of any Interest Period for any Eurodollar Rate Advance (a “Terminating Lender”) shall participate in such Advance. Without limiting the generality of the foregoing, no Terminating Lender shall (i) participate in a Borrowing of any Eurodollar Rate Advance having an initial Interest Period ending after such Lender’s Commitment Termination Date, (ii) have any outstanding Eurodollar Rate Advance Continued for a subsequent Interest Period if such subsequent Interest Period would end after such Lender’s Commitment Termination Date or (iii) have any outstanding Base Rate Advance Converted into a Eurodollar Rate Advance if such Eurodollar Rate Advance would have an initial Interest Period ending after such Lender’s Commitment Termination Date. If any Terminating Lender has outstanding a Eurodollar Rate Advance that cannot be Continued for a subsequent Interest Period pursuant to clause (ii) above or has outstanding a Base Rate Advance that cannot be Converted into a Eurodollar Rate Advance pursuant to clause (iii) above, such Lender’s ratable share of such Eurodollar Rate Advance (in the case of said clause (ii)) shall be repaid by the Borrower on the last day of its then current Interest Period and such Lender’s ratable share of such Base Rate Advance (in the case of said clause (iii)) shall be repaid by the Borrower on the day on which the Advances of Lenders unaffected by said clause (iii) are so Converted.
SECTION 2.03. Certain Fees.
(a)    Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”), which shall accrue at the Applicable Rate on the average daily amount (whether used or unused) of such Lender’s

Commitment from the Effective Date (in the case of each initial Lender) and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender) until the Commitment Termination Date of such Lender; provided that if such Lender continues to have any Exposure after its Commitment terminates, then its respective Facility Fee shall continue to accrue on the daily amount of such Lender’s Exposure from the Commitment Termination Date of such Lender to the date on which such Lender ceases to have any Exposure. The Facility Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and, for each Lender, on the Commitment Termination Date of such Lender.
(b)    Administrative Agent’s Fee. The Borrower agrees to pay to the Administrative Agent, for the Administrative Agent’s own account, an administrative agency fee at the times and in the amounts heretofore agreed between the Borrower and the Administrative Agent.
(c)    All Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Persons entitled thereto. Fees (other than prepaid fees) paid shall not be refundable under any circumstances.
SECTION 2.04. Reduction and Extensions of the Commitments.
(a)    Commitment Reductions.
(i)    The Commitment of each Lender shall be automatically reduced to zero on the Commitment Termination Date of such Lender.
(ii)    In addition, the Borrower shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that (x) the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding; (y) each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof; and (z) any such notice may be conditioned on the effectiveness of one or more other financing arrangements. Once reduced or terminated, the Commitments may not be reinstated.
(b)    Commitment Extensions.
(i)    The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 60 days and not less than 45 days prior to the first or second anniversary of the Closing Date (each such date, an “Anniversary

Date”), request that each Lender extend such Lender’s Commitment Termination Date to the date falling one year after the Commitment Termination Date then in effect for such Lender hereunder (the “Existing Commitment Termination Date”).
(ii)    Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not more than 30 days immediately prior to such Anniversary Date but in any event no later than the date (the “Notice Date”) 20 days prior to such Anniversary Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Commitment Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent (which shall notify the other Lenders) of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(iii)    The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section 2.04(b) no later than the date 15 days prior to such Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).
(iv)    The Borrower shall have the right on or before any Existing Commitment Termination Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Existing Commitment Termination Date in effect for each Non-Extending Lender, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date); provided that prior to replacing any Non-Extending Lender with any Additional Commitment Lender, the Borrower shall have given each Lender which has agreed to extend its Commitment Termination Date an opportunity to increase its Commitment by all or a portion of the Non-Extending Lenders’ Commitments.
(v)    If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Commitment Termination Date and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to an Anniversary Date, then, effective as of the such Anniversary Date, the Commitment Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Commitment Termination Date in effect for such Extending Lenders and such Additional Commitment Lenders (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.
(vi)    Notwithstanding the foregoing, the extension of the Commitment Termination Date pursuant to this Section 2.04(b) shall be effective with respect to any Lender only if:
(x)    no Default or Event of Default shall have occurred and be continuing on (i) the date of the notice requesting such extension, (ii) the applicable Anniversary Date or (iii) the Existing Commitment Termination Date and the representations and warranties set forth in Section 4.01 shall be true and correct on and as of each of said dates as if made on and as of said dates; and
(y)    the Borrower shall have paid in full all amounts owing to each Non-Extending Lender hereunder on or before the Commitment Termination Date in effect for each such Non-Extending Lender.
SECTION 2.05. Increase of Commitments. The Borrower may from time to time, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) executed by the Borrower and one or more Lenders or other Persons qualifying as Eligible Assignees that are willing to extend Commitments or, in the case of any such Lender, to increase its Commitment (any such financial institution referred to in this Section being called an “Increasing Lender”), cause the total Commitments to be increased by such new or incremental Commitments of the Increasing Lenders, in an amount for each Increasing Lender as set forth in such notice; provided that (i) the aggregate principal amount of any increase in the total Commitments made pursuant to this Section shall be equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof and the aggregate principal amount of all such increases during the term of this Agreement shall not exceed $100,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the prior written approval of the Borrower and the Administrative Agent (which approvals shall not be unreasonably withheld) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form approved by the Administrative Agent. New Commitments and increases in Commitments created pursuant to this Section shall become effective in the case of an Increasing Lender already a Lender under this Agreement, on the date specified in the applicable notice delivered pursuant to this Section. Upon the effectiveness of any accession agreement to which any Increasing

Lender is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder. Upon the effectiveness of any increase in the Commitments pursuant to this Section, Schedule I shall be deemed to have been amended to reflect the new or increased Commitments of the Increasing Lenders. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this Section unless (i) the Administrative Agent shall have received documents consistent with those delivered under paragraphs (b) through (e) of Section 3.01 demonstrating the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase and (ii) on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 3.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase and without giving effect to the parenthetical in Section 3.02(a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer. Following any extension of a new Commitment or increase of a Lender’s Commitment pursuant to this paragraph, any Advances outstanding prior to the effectiveness of such increase or extension shall continue outstanding until the ends of the respective Interests Periods applicable thereto, and shall then be repaid and, if the Borrower shall so elect, refinanced with new Advances made ratably in accordance with the Commitments in effect following such extension or increase.
SECTION 2.06. Repayment. The Borrower shall repay the then unpaid principal amount of each Advance made by each Lender, and each Advance made by such Lender shall mature, on the Commitment Termination Date of such Lender.
SECTION 2.07. Interest.
(a)    Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender, from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(i)    Base Rate Advances. While such Advance is a Base Rate Advance, a rate per annum equal to the Base Rate in effect from time to time, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Commitment Termination Date of the Lenders that have made such Advance.
(ii)    Eurodollar Rate Advances. While such Advance is a Eurodollar Rate Advance, a rate per annum for each Interest Period for such Advance equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate as in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs at three-month intervals after the first day of such Interest Period, and on each date on which such Eurodollar Rate Advance shall be Continued, Converted or paid in full.
(b)    Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Advance or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Advance, 2% per annum plus the rate otherwise applicable to such Advance as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to Base Rate Advances as provided in paragraph (a)(i) of this Section.
SECTION 2.08. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for each Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.
SECTION 2.09. Interest Rate Determinations.
(a)    Each Reference Bank agrees, upon the request of the Administrative Agent, to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks (subject to the provisions set forth in the definition of “Eurodollar Rate” in Section 1.01 and to clause (c) below).
(b)    The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rates determined by the Administrative Agent for the purposes of Section 2.07.
(c)    If (1) fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Interest Period for any

Eurodollar Rate Advances and (2) the relevant rates do not appear on Bloomberg Page BBAL,
(i)    the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances for such Interest Period,
(ii)    each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and
(iii)    the obligation of the Lenders to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.
(d)    If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent showing calculations in reasonable detail that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon:
(i)    each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and
(ii)    the obligation of the Lenders to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.
(e)    If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.
(f)    On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

(g)    Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (x) each Eurodollar Rate Advance shall, on the last day of the then existing Interest Period therefor, be Converted into a Base Rate Advance and (y) the obligation of the Lenders to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.
SECTION 2.10. Voluntary Conversion and Continuation of Advances.
(a)    Optional Conversion. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 P.M. on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, Convert all or any portion of the outstanding Advances of one Type comprising part of the same Borrowing into Advances of the other Type; provided that (i) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and (ii) in the case of any such Conversion of a Eurodollar Rate Advance into a Base Rate Advance on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c). Each such notice of a Conversion shall, within the restrictions specified above, specify (x) the date of such Conversion, (y) the Advances to be Converted, and (z) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.
(b)    Continuations. The Borrower may, on any Business Day, upon notice given to the Administrative Agent not later than 12:00 P.M. on the third Business Day prior to the date of the proposed Continuation and subject to the provisions of Sections 2.09 and 2.13, Continue all or any portion of the outstanding Eurodollar Rate Advances comprising part of the same Borrowing for one or more Interest Periods; provided that (i) Eurodollar Rate Advances so Continued and having the same Interest Period shall be in an amount not less than the minimum amount specified in Section 2.02(b) and (ii) in the case of any such Continuation on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c). Each such notice of a Continuation shall, within the restrictions specified above, specify (x) the date of such Continuation, (y) the Eurodollar Rate Advances to be Continued and (y) the duration of the initial Interest Period (or Interest Periods) for the Eurodollar Rate Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on the Borrower.
SECTION 2.11. Prepayments of Advances.

(a)    The Borrower shall have no right to prepay any principal amount of any Advances other than as provided in subsection (b) below.
(b)    The Borrower may, on notice given to the Administrative Agent by telephone (confirmed by telecopy) or by telecopy not later than 12:00 P.M. on the second Business Day prior to the date of the proposed prepayment of Advances (in the case of a Eurodollar Rate Advances) or given not later than 12:00 P.M. on the Business Day of the proposed prepayment of Advances (in the case of Base Rate Advances), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof; (y) in the case of any such prepayment of a Eurodollar Rate Advance on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(c); and (c) any such notice may be conditioned on the effectiveness of one or more other financing arrangements.
SECTION 2.12. Increased Costs.
(a)    If, due to any Change in Law, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
(b)    If any Lender determines that any Change in Law affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender, or would impose any compulsory loan, insurance charge or similar requirement on such Lender or such corporation and that the amount of such capital, compulsory loan, insurance charge or similar requirement is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that any Change in Law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make or Continue Eurodollar Rate Advances or to fund or otherwise maintain Eurodollar Rate Advances hereunder, (i) the obligation of such Lender to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) each Eurodollar Rate Advance of such Lender shall convert into a Base Rate Advance at the end of the then current Interest Period for such Eurodollar Rate Advance.
SECTION 2.14. Payments and Computations.
(a)    The Borrower shall make each payment hereunder without set-off or counterclaim not later than 12:00 P.M. on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or Facility Fee ratably (other than amounts payable pursuant to Section 2.02(c), 2.12, 2.15 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.06(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b)    All computations of interest based on Wells Fargo’s Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All other computations of interest and fees shall be made on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Whenever any payment hereunder would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day, and any such extension of such due date shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
SECTION 2.15. Taxes.
(a)    Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) any U.S. federal withholding taxes imposed by FATCA, (ii) in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and (iii) in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
(b)    In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).
(c)    The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such Taxes and Other Taxes, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding (as between the Borrower, the Lenders and the Administrative Agent) for all purposes, absent manifest error.
(d)    Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof or other proof of payment of such Taxes reasonably satisfactory to the relevant Lender(s). If no Taxes are payable in respect of any payment hereunder, upon the request of the Administrative Agent the Borrower will furnish to the Administrative Agent, at such address, a statement to such effect with respect to each jurisdiction designated by the Administrative Agent.
(e)    Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (in the case of each initial Lender) and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall (except to the extent such Lender acquired its Commitment by assignment and its assignor was entitled to payments in respect of such withholding tax pursuant to this Section 2.15) be considered excluded from “Taxes” as defined in Section 2.15(a).
(f)    For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.15(e) (other than if such failure is due to a Change in Law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) or (c) with respect to Taxes imposed by the United States; provided that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.
(g)    Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office(s) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.
(h)    If a payment made to a Lender hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such other time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(i)    Each Lender shall severally indemnify the Administrative Agent (but only to the extent that the Borrower has not already indemnified the Administrative Agent therefor), within 10 days after demand therefor, for the full amount of (i) Taxes or Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by the Administrative Agent and attributable to such Lender and (ii) any U.S. federal withholding taxes imposed by FATCA attributable to such Lender, and, in each case, any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any amount at any time owing to such Lender hereunder or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 2.15(i).
SECTION 2.16. Set-Off; Sharing of Payments, Etc.
(a)    Without limiting any of the obligations of the Borrower or the rights of the Lenders hereunder, if the Borrower shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder or under any Note each Lender may, without prior notice to the Borrower (which notice is expressly waived by it to the fullest extent permitted by applicable law), set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) and other obligations and liabilities at any time held or owing by such Lender or any branch or agency thereof to or for the credit or account of the Borrower. Each Lender shall promptly provide notice of such set-off to the Borrower, provided that failure by such Lender to provide such notice shall not give the Borrower any cause of action or right to damages or affect the validity of such set-off and application.
(b)    If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.02(c), 2.12, 2.15 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided however that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
SECTION 2.17. Right to Replace a Lender. If (a) the Borrower is required to make any additional payment pursuant to Section 2.12 or 2.15 to any Lender, (b) any Lender’s obligation to make or Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended pursuant to Section 2.13 or (c) any Lender is a Defaulting Lender (any Lender described in clauses (a) through (c), an “Affected Person”), the Borrower may elect to replace such Affected Person as a party to this Agreement; provided that, no Default or Event of Default shall have occurred and be continuing at the time of such replacement; and provided further that, concurrently with such replacement, (i) another financial institution which is an Eligible Assignee and is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances of the Affected Person pursuant to an Assignment and Acceptance, to become a Lender for all purposes under this Agreement (if it is not already a Lender) and to assume all obligations (including all outstanding Advances) of the Affected Person to be terminated as of such date and to comply with the requirements of Section 8.06 applicable to assignments, (ii) the Administrative Agent shall receive the processing and recordation fee specified in Section 8.06 and (iii) the Borrower shall pay to such Affected Person in same day funds on the day of such replacement all interest, fees and other amounts then due and owing to such Affected Person by the Borrower hereunder to and including the date of termination, including payments due such Affected Person under Section 2.12 and 2.15. No replacement of a Lender shall be deemed to be a waiver of any right that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender hereunder or in connection herewith. Notwithstanding the foregoing, in the case of any replacement of an Affected Person under this Section 2.17 resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such Affected Person may only be replaced hereunder if such replacement will result in a reduction in such compensation or payments made thereafter.
SECTION 2.18. Evidence of Indebtedness.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and

(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)    The entries made in the accounts maintained pursuant to clause (a) or (b) of this Section 2.18 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.
(d)    Any Lender may request that Advances made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit E. Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then to the extent permitted by applicable law, the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and in the second paragraph of Section 8.01.
(b)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Borrowing in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s future funding obligations with respect to Borrowings under this Agreement; fourth, to the payment of any amount owing to any other Lender as a result of any judgment of a court of competent jurisdiction obtained by such other Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amount owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) the Advances comprising such Borrowing were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments (after which the balance, if any, of such payment shall be applied in accordance with the waterfall set forth above). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.19(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)    Certain Fees. Such Defaulting Lender shall not be entitled to receive any Facility Fee for any period during which such Lender is a Defaulting Lender except to the extent allocable to the sum of (1) the outstanding principal amount of the Advances funded by it and (2) the amount of its unused Commitment for which it has provided cash collateral pursuant to the immediately following subsection (d).
(d)    Cash Collateral. Upon request of the Borrower (with the consent of the Administrative Agent, which shall not be unreasonably withheld), such Defaulting Lender shall deposit, and maintain with the Administrative Agent so long as it is a Defaulting Lender, cash in an amount equal to its unused Commitment to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s funding obligations with respect to Borrowings under this Agreement (it being understood that the Administrative Agent shall promptly return such cash to such Lender (i) to the extent the amount on deposit exceeds such Defaulting Lender’s unused Commitment and (ii) if such Lender ceases to be a Defaulting Lender). Such Defaulting Lender hereby grants to the Administrative Agent, for the benefit of the Borrower and the Administrative Agent, and agrees to maintain, a first priority security interest in all cash collateral held by the Administrative Agent pursuant to this clause (d).
(e)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause all Borrowings to be held pro rata by the Lenders in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that (i) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender; and (ii) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender.
ARTICLE 3
CONDITIONS PRECEDENT
SECTION 3.01. Conditions Precedent to Effectiveness. This Agreement shall become effective on the date on which the Administrative Agent shall have received the following, each (where applicable and unless otherwise specified below) dated the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent:
(a)    Evidence (which may include telecopy or other electronic transmission of a signed signature page hereof) that each party hereto has signed a counterpart of this Agreement.
(b)    Certified copies of (x) the charter and by-laws of the Borrower, (y) resolutions of the Executive Committee of the Board of Directors of the Borrower authorizing and approving this Agreement and the transactions contemplated hereby, and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.
(c)    A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder.
(d)    A certificate from the Secretary of State of the State of Delaware dated a date reasonably close to the Effective Date as to the good standing of and charter documents filed by the Borrower.
(e)    A favorable opinion of Jonathan D. Kantor, Esq., counsel to the Borrower, substantially in the form of Exhibit C.
(f)    A certificate of two Responsible Officers certifying that (i) no Default or Event of Default as of the date thereof has occurred and is continuing,

and (ii) each of the representations and warranties contained in Section 4.01 is true and correct on and as of the date thereof as if made on and as of such date.
(g)    Such other approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as the Administrative Agent or any Lender, through the Administrative Agent, may reasonably request.
(h)     All fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(i)    Evidence that the Borrower has paid all amounts then payable under the Existing Agreement.
(j)    All documentation and other information reasonably requested at least three Business Days prior to the Effective Date by the Administrative Agent or any Lender through the Administrative Agent that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
Notwithstanding the foregoing, the obligations of the Lenders to lend hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.01) on or prior to April 30, 2012.
SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):
(a)    each of the representations and warranties contained in Section 4.01 (not including, in the case of any Borrowing, the Excluded Representations) is true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and
(b)    No Event of Default or Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents, warrants and agrees as follows:
(a)    The Borrower and each of its Significant Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.
(b)    The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower’s charter, by-laws or other organizational documents, (ii) contravene any contractual restriction binding on the Borrower or (iii) violate any law, rule or regulation (including the Securities Act of 1933, the Exchange Act and Regulations U and X), or order, writ, judgment, injunction, decree, determination or award. The Borrower is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contractual restriction binding upon it, except for such violation or breach which would not have a Material Adverse Effect.
(c)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (other than those which have been obtained) for the due execution, delivery and performance by the Borrower of this Agreement.
(d)    This Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.
(e)    (i) The Borrower has heretofore furnished to each of the Lenders its audited Consolidated balance sheet and statements of earnings, equity and cash flows as at and for the fiscal year ended December 31, 2011, and such financial statements fairly present, in all material respects, the Consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the date thereof and for such fiscal year, all in accordance with GAAP; (ii) the Borrower has heretofore furnished to each of the Lenders the Annual Statement of each Material Insurance Subsidiary for the fiscal year ended December 31, 2011, as filed, in each case, with the applicable Insurance

Regulatory Authority, and such Annual Statements present fairly, in all material respects, the financial condition of each such Insurance Subsidiary, respectively, as at the date thereof and the results of such Insurance Subsidiary’s operations for the fiscal year ended December 31, 2011, in each case accordance with SAP as in effect on December 31, 2011; and (iii) since December 31, 2011, there has been no material adverse change or event or circumstance that would reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole.
(f)    Other than as disclosed in filings of the Borrower with the Securities and Exchange Commission, there is no action pending or threatened in writing or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect this Agreement or the transactions contemplated hereby.
(g)    The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. The Borrower is, and after applying the proceeds of each Advance, will be in compliance with its obligations under Section 5.01(b). If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Lender, as to permit the transactions contemplated hereby in accordance with Regulation U. No portion of any Advance under this Agreement shall be used by the Borrower in violation of Regulation T, U or X or any other Regulation of the FRB, as in effect on the date of such Advance and the use of the proceeds thereof.
(h)    The Borrower is not an “investment company”, or a Person “controlled by” an “investment company”, as such terms are defined in the Investment Company Act of 1940.
(i)    All information that has been made available by the Borrower or any of its representatives to the Administrative Agent or any Lender in connection with the negotiation of this Agreement was, on or as of the dates on which such information was made available, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made. All financial projections that have been prepared by the Borrower and made available to the Administrative Agent or any Lender in connection with the negotiation of this Agreement have been prepared in good faith based upon reasonable assumptions. There is no fact known to the Borrower (other than matters of a general economic nature) that has had, or could reasonably be expected to have, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.
(j)    Neither the Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, except where noncompliance would not have a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has, with respect to any Plan, failed to make any material contribution or pay any material amount required under Section 412 of the Code or Section 302 of ERISA or the terms of such Plan. The Borrower has not engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which may reasonably be expected to have a Material Adverse Effect. Within the last five years neither the Borrower nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.
(k)    The Borrower and each of its Subsidiaries is in compliance with all laws, statutes, rules, regulations and orders binding on or applicable to the Borrower (including all Environmental Laws), its Subsidiaries and all of their respective properties, except to the extent failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all federal, state, local and foreign income, excise, property and other tax returns which are required to be filed by them and all taxes shown due and owing by such returns have been paid except where the failure to make such filings would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.
(l)    There is no indenture, agreement or other contractual arrangement to which the Borrower or any Significant Subsidiary is a party that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposing any condition upon, the declaration or payment of dividends or other distributions on any class of stock of any Subsidiary of the Borrower, other than such prohibitions, restraints and conditions which are disclosed in filings of the Borrower with the Securities and Exchange Commission.

ARTICLE 5
COVENANTS OF THE BORROWER
SECTION 5.01. Covenants. During the term of this Agreement, unless the Majority Lenders shall otherwise consent in writing:
(a)    Financial Reporting. The Borrower will furnish to the Lenders:
(i)    As soon as practicable and in any event within 90 days after the end of each fiscal year of the Borrower (or, if earlier, the date on which the Borrower is required to file financial statements for such fiscal year with the SEC), an audit report which is not qualified as to going concern or access or in any other material respect and which is certified by Deloitte & Touche LLP or other independent certified public accountants reasonably acceptable to the Majority Lenders, prepared on a Consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related income and cash flow statements.
(ii)    As soon as practicable and in any event within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter of any fiscal year) of the Borrower (or, if earlier, the date on which the Borrower is required to file financial statements for such fiscal quarter with the SEC), for itself and its Subsidiaries, a Consolidated unaudited balance sheet as at the close of each such period and Consolidated unaudited income and cash flow statements for the period from the beginning of such fiscal year to the end of such quarter, all certified by a senior financial or accounting officer of the Borrower.
(iii)    Together with the financial statements required by clauses (i) and (ii), a compliance certificate in substantially the form of Exhibit D signed by a senior financial or accounting officer of the Borrower showing the calculations necessary to determine compliance with the financial covenants contained in this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.
(iv)    Upon the earlier of (i) 10 days after the regulatory filing date or (ii) 75 days after the close of each of the first three fiscal quarters of each fiscal year of each Material Insurance Subsidiary, copies of the Quarterly Statement of such Material Insurance Subsidiary, certified by such officers as shall be required by SAP of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected therein.

(v)    Upon the earlier of (i) fifteen days after the regulatory filing date or (ii) 90 days after the close of each fiscal year of each Material Insurance Subsidiary, copies of the Annual Statement of such Material Insurance Subsidiary for such fiscal year, as certified by such officers as shall be required by SAP for such Material Insurance Subsidiary and prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Insurance Subsidiary), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.
(vi)    As soon as available and only to the extent such an audited statement is required to be prepared by any Governmental Authority, a copy of the audited annual statement of any consolidated or combined Material Insurance Subsidiary/ies (with the other Insurance Subsidiaries in the same insurance pool, if applicable) for the preceding year, as certified by such officers as shall be required by SAP for such entities and prepared on the form as shall be required by the jurisdictions in which they are filed, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and to be certified by Deloitte & Touche LLP or other independent certified public accountants reasonably acceptable to the Majority Lenders.
(vii)    Within 150 days after the close of each of its fiscal years, annual statutory statements for the Borrower’s Insurance Subsidiaries on a stand-alone, consolidated or combined basis, as the case may be, certified by such officers as shall be required by SAP, such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.
(viii)    As soon as possible and in any event within 20 days after the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.
(ix)    Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Material Insurance Subsidiaries files with the Securities and Exchange Commission or any securities exchange.
(x)    Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

(b)    Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes (including to support the commercial paper program of the Borrower, if any, and to finance Acquisitions, if any); provided that the Borrower will not use any of the proceeds of any Advance for the purpose of financing a Hostile Acquisition; provided further that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.
(c)    Certain Notices. The Borrower will give prompt notice in writing to the Administrative Agent and the Lenders of (i) the occurrence of any Default or Event of Default, (ii) any other development, financial or otherwise, relating specifically to the Borrower which could reasonably be expected to have a Material Adverse Effect, (iii) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Significant Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations, other than such expiration, revocation or suspension which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Significant Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (v) any judicial or administrative order limiting or controlling the insurance business of any Significant Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which could reasonably be expected to have a Material Adverse Effect or (vi) any change in the rating of the Index Debt by Moody’s or Standard & Poor’s.
(d)    Conduct of Business. The Borrower will, and will cause each Significant Subsidiary to, do all things necessary (if applicable) to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where such failure to remain in good standing or to maintain such authority could not reasonably be expected to have a Material Adverse Effect. The Borrower will cause each Significant Insurance Subsidiary to (a) carry on or otherwise be associated with the business of a licensed insurance carrier and (b) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for such Significant Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, however, that any such Significant Insurance Subsidiary may withdraw from one or more states as an admitted insurer, change the state of its domicile or fail to keep in effect any License if such withdrawal, change or failure is in the best interests of the Borrower and such Significant Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect.
(e)    Taxes. The Borrower will, and will cause each Subsidiary to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.
(f)    Insurance. The Borrower will, and will cause each Significant Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all or substantially all of its Property, or shall maintain self-insurance, in such amounts and covering such risks as is consistent with sound business practice for Persons in substantially the same industry as the Borrower or such Significant Subsidiary, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.
(g)    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including ERISA and applicable Environmental Laws), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
(h)    Maintenance of Properties. The Borrower will, and will cause each Significant Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to so maintain, preserve, protect and repair could not reasonably be expected to have a Material Adverse Effect.
(i)    Inspection. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, to the extent required by GAAP and where applicable, SAP. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders (coordinated through the Administrative Agent), by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Lenders may designate.

(j)    Merger. The Borrower will not, nor will it permit any Significant Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Significant Subsidiary may merge into the Borrower or a Wholly Owned Subsidiary and (b) the Borrower or any Significant Subsidiary may merge or consolidate with any other Person provided that the Borrower or such Significant Subsidiary shall be the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Event of Default shall exist.
(k)    Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of a Substantial Portion of Property of the Borrower and its Subsidiaries on a Consolidated basis to any other Person(s) in any twelve month period; provided, however, that Subsidiaries shall be permitted to sell assets for fair market value in arm’s-length transactions (as determined, in transactions out of the ordinary course of business, by the Board of Directors of the selling Subsidiary acting in good faith).
(l)    Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in or on the Property of the Borrower or any of its Subsidiaries, except:
(i)    Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are not material and are paid promptly upon receipt of notice of nonpayment, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;
(ii)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;
(iii) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, including statutory deposits under applicable insurance laws;
(iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

(v) Liens existing on the Closing Date and, in the case of Liens upon Property of the Borrower, described in Schedule II;
(vi) Liens upon the Property of Insurance Subsidiaries incurred in the ordinary course of their business;
(vii) Liens on Qualifying SPV Assets securing Qualifying SPV Indebtedness, which Qualifying SPV Assets shall have a fair market value not in excess of 25% of the fair market value of the Invested Assets of the Borrower and its Subsidiaries on a Consolidated basis as of the end of the preceding calendar year;
(viii) Liens on Receivables and Receivables Related Assets in connection with Permitted Securitization Transactions; and
(ix) Other Liens securing obligations (including Qualifying SPV Indebtedness) not exceeding at any time $500,000,000 in aggregate principal amount.
(m)    Consolidated Capitalization. The Borrower will maintain at all times a ratio of (a) Aggregate Specified Indebtedness to (b) the sum of (i) Aggregate Specified Indebtedness plus (ii) Consolidated Net Worth of not greater than 0.35 to 1.0.
(n)    Minimum Consolidated Net Worth. The Borrower will at all times cause Consolidated Net Worth to be at least equal to the sum of (a) $7,419,300,000 plus (b) an amount equal to the sum for each completed fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2012 (but excluding any fiscal quarter for which Consolidated Net Income is negative), of (i) 50% of Consolidated Net Income for such fiscal quarter and (ii) 50% of the net proceeds of issuances (or sales by the Borrower or any Subsidiary thereof) of equity securities of the Borrower during such fiscal quarter, all determined in accordance with GAAP.
ARTICLE 6
EVENTS OF DEFAULT
SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)    The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance, any Facility Fee or any other amount payable hereunder when due and such failure remains unremedied for five Business Days; or

(b)    Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or
(c)    (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(b), (c)(i), (j), (k), (l), (m) or (n) or the first sentence of Section 5.01(d) (solely with respect to the existence of the Borrower); or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed, and such failure remains unremedied for 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or the Administrative Agent on behalf of any Lender; or
(d)    The Borrower or any of its Subsidiaries shall fail to pay any principal of any other Indebtedness of the Borrower which is outstanding in an aggregate principal amount of at least $100,000,000, or its equivalent in other currencies (in this clause (d) called “Material Indebtedness”) when the same becomes due and payable (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of any Material Indebtedness, or to require the same to be prepaid or defeased (other than by a regularly required payment); or
(e)    The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower or any of its Significant Subsidiaries, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or
(f)    In connection with the actual or alleged insolvency of any Significant Insurance Subsidiary, any Insurance Regulatory Authority shall appoint a rehabilitator, receiver, custodian, trustee, conservator or liquidator or the like (collectively, a

“conservator”) for such Significant Insurance Subsidiary, or cause possession of all or any substantial portion of the property of such Significant Insurance Subsidiary to be taken by any conservator (or any Insurance Regulatory Authority shall commence any action to effect any of the foregoing); or
(g)    A Change in Control shall occur; or
(h)    The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money, either singly or in the aggregate, in excess of $100,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith; or
(i)    The Borrower shall terminate, or the PBGC shall institute proceedings under Title IV of ERISA to terminate, or to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Single Employer Plan having Unfunded Liabilities in excess of $20,000,000;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an Event of Default with respect to the Borrower of the kind referred to in clause (e) above or with respect to any Material Insurance Subsidiary of the kind referred to in clause (f) above, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
ARTICLE 7
THE ADMINISTRATIVE AGENT
SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement

(including enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary or as the Administrative Agent shall believe in good faith shall be necessary solely under the circumstances described in Article 6 or Section 8.01), and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which, in its opinion or the opinion of its counsel, may expose the Administrative Agent to personal liability or may be contrary to this Agreement or applicable law (including any violation of any automatic stay provisions of any bankruptcy law). The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The use of the term “agent” herein (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 7.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable to the Lenders for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability to the Lenders under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or other electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 7.03. Administrative Agent and Affiliates. With respect to its Commitment and the Advances made by it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Lenders.
SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. The Administrative Agent shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements found in a final-non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

SECTION 7.06. Successor Administrative Agent.
(a)    The Administrative Agent may resign at any time by giving 30 days written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent that, unless a Default or Event of Default shall have occurred and then be continuing, is reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having total assets of at least $1,000,000,000.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and appoint a successor; provided that such appointment shall be subject to the approval of the Borrower (which shall not be unreasonably withheld and shall not be required if an Event of Default exists). If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders and, so long as no Event of Default exists, the Borrower) (the “Removal Effective Date”), then (i) such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date and (ii) the Borrower may, on behalf of the Lenders (and subject to the approval of the Majority Lenders, which shall not be unreasonably withheld), appoint a successor Administrative Agent, which shall meet the qualifications set forth in the last sentence of Section 7.06(a). If at any time there is no Administrative Agent, then all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as a successor Administrative Agent has been appointed and accepted such appointment.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other documents delivered hereunder (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders hereunder, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority

Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance by a successor of its appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations (in its capacity as Administrative Agent) under this Agreement or any document delivered in connection herewith. The fees payable by the Borrower to a successor Administrative Agent shall be the same as (but not in duplication of) those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any retiring or removed Administrative Agent’s resignation or removal hereunder, the provisions of this Article 7 and Section 8.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective related Indemnified Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
SECTION 7.07. Other Agents and Arrangers. No Person named on the cover page or elsewhere in this Agreement as the Syndication Agent, a Co-Documentation Agent or a Joint Lead Arranger and Joint Bookrunner shall have, in such capacity, any obligation, responsibility or required performance hereunder or any liability in any manner hereunder to any party hereto.
ARTICLE 8
MISCELLANEOUS
SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly adversely affected thereby, do any of the following: (a) increase or extend the Commitments of such Lender, (b) reduce the principal of, or interest on, the Advances or any fees or other amounts payable by the Borrower to such Lender hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable such Lender hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitment of such Lender, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (e) amend this Section 8.01; provided further that no amendment, waiver or consent shall, unless in writing and signed by 100% of the Lenders, modify the pro rata provisions of the Revolving Credit Agreement; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement. This Agreement and the agreement referred to in Section 2.03(b) constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.
Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) if the Administrative Agent and the Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature in any provision of this Agreement, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party hereto if the same is not objected to in writing by the Majority Lenders within five Business Days following the posting of such amendment to the Lenders.
SECTION 8.02. Notices, Etc.
(a)    Subject to Section 8.02(b), all notices and other communications provided for hereunder shall be in writing (including telecopier) and shall be mailed, telecopied or delivered by hand:
(i)    if to the Borrower:
CNA Financial Corporation
333 S. Wabash Avenue, 23rd Floor
Chicago, Illinois 60604
Attention: Treasurer
Telephone No.: 312-822-5605
Telecopier No.: 312-822-4175
E-mail: albert.miralles@cna.com

with a copy to:
CNA Financial Corporation
333 S. Wabash Avenue, 23rd Floor
Chicago, Illinois 60604
Attention: Assistant Treasurer
Telephone No.: 312-822-5006
Telecopier No.: 312-822-4175
E-mail: todd.urban@cna.com
(ii)    if to the Administrative Agent:
Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
Mail Code: D1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone No.: 704-590-2706
Telecopier No.: 704-590-2790
E-mail: agencyservices.requests@wellsfargo.com
with a copy to:
Wells Fargo Bank, National Association
301 S. College Street
Mail Code: D1053-150
Charlotte, North Carolina 28202
Attention: Karen Hanke, Director
Telephone No.: 704-374-3061
Telecopier No.: 704- 715-1486
E-mail: Karen.hanke@wellsfargo.com

    (iii)    if to any Lender, at the Domestic Lending Office specified in the Administrative Questionnaire of such Lender;
or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication including by posting such notices or communications on internet or intranet websites such as SyndTrak or a substantially similar electronic transmission system (the “Platform”) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    All notices and communications hereunder shall be deemed to have been duly given or made (i) if hand delivered, when so delivered, (ii) if mailed notices, three Business Days after being deposited in the mail, postage prepaid, (iii) if sent by telecopier, when transmitted and confirmed, (iv) if sent to an e-mail address, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (v) if posted to an internet or intranet website, upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (iv) of notification that such notice or communication is available and identifying the website address therefor; provided that (x) notices and communications to the Administrative Agent pursuant to Article 2 or 7 shall not be effective until received by the Administrative Agent; and (y) any notice or other communication that is not given (as described above) during normal business hours of the recipient shall be deemed to have been given at the opening of business on the next business day for the recipient.
(d)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” The Administrative Agent does not warrant the adequacy of the platform and expressly disclaims liability for errors or omissions in the communications effected thereby. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with any such communications or the Platform. In no event shall the Administrative Agent have any liability to the Borrower, any Subsidiary of the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of the transmission of any notices or communications through the Platform, other than for direct or actual damages resulting from the gross negligence or willful misconduct of the Administrative Agent, or any of its Affiliates as determined by a final and nonappealable judgment of a court of competent jurisdiction.

SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 8.04. Costs, Expenses and Indemnification.
(a)    The Borrower agrees to pay and reimburse on demand all reasonable and documented costs and expenses of the Administrative Agent and the Arrangers in connection with (i) the arrangement and syndication of the credit facility established hereby and (ii) the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including the reasonable and documented fees and out-of-pocket expenses of a single counsel for the Administrative Agent and the Arrangers with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable and documented costs and expenses, if any (including reasonable and documented counsel fees and expenses of the Administrative Agent and the Lenders), incurred by the Administrative Agent or any Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including reasonable and documented counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a); provided that the Borrower will be responsible for the fees and expenses of only one counsel for the Lenders (in addition to counsel for the Administrative Agent) except to the extent that such counsel determines that a conflict of interest requires separate counsel.
(b)    The Borrower hereby agrees to indemnify the Administrative Agent, the Arranger, each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all direct claims, damages, losses, liabilities, penalties and reasonable and documented expenses (including reasonable and documented fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby or any use made or proposed to be made with the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Article 3 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such direct claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or any of its affiliates.
The Borrower hereby further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower for or in connection with or relating to this Agreement or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advances, except to the extent such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or any of its affiliates.
To the extent permitted by applicable law, the Borrower shall not assert and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the transactions contemplated hereby.
(c)    If any payment of principal of, or Conversion or Continuation of, any Eurodollar Rate Advance is made other than on the last day of an Interest Period for such Advance as a result of any optional or mandatory prepayment, acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the Borrower shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses (other than loss of profit) which it may reasonably incur as a result of such payment, Continuation or Conversion and the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. A certificate as to the amount of such losses, costs and expenses, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
SECTION 8.05. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 8.06. Assignments and Participations.
(a)    Each Lender may assign to one or more banks or other entities, with notice to and the consent of the Administrative Agent and, unless (i) an Event of Default shall have occurred and be continuing or (ii) such assignment is to an existing Lender, an Affiliate of a Lender or an Approved Fund, the Borrower (such consents not to be unreasonably withheld), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances owing to it); provided that:
(i)    each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assigning Lender under this Agreement,
(ii)    except in the case of an assignment by a Lender to one of its Affiliates or to another Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (unless the Borrower and the Administrative Agent otherwise agree) be less than the lesser of (x) such Lender’s Commitment hereunder and (y) $10,000,000 or an integral multiple of $1,000,000 in excess thereof,
(iii)    each such assignment shall be to an Eligible Assignee,
(iv)    the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and
(v)    the parties to each such assignment (other than the Borrower) shall deliver to the Administrative Agent a processing and recordation fee of $3,500.
Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)    By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(c)    Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed (and the Borrower and the Administrative Agent shall have consented to the relevant assignment) and is in substantially the form of Exhibit B, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.
(d)    The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of each of the Lenders and, with respect to Lenders, the Commitment of, and principal amount of the Advances owing to, each such Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for the purposes of this Agreement.

The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)    Each Lender may sell participations to one or more Persons (excluding any Persons primarily engaged in the insurance or mutual fund business) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender’s obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) in any proceeding under the Federal Bankruptcy Code in respect of the Borrower, such Lender shall remain and be, to the fullest extent permitted by law, the sole representative with respect to the rights and obligations held in the name of such Lender (whether such rights or obligations are for such Lender’s own account or for the account of any participant) and (v) no participant under any such participation agreement shall have any right to approve any amendment or waiver of any provision of this Agreement, or to consent to any departure by the Borrower therefrom, except to the extent that any such amendment, waiver or consent would (x) reduce the principal of, or interest on, the Advances, in each case to the extent the same are subject to such participation, or (y) postpone any date fixed for the payment of principal of, or interest on, the Advances, in each case to the extent the same are subject to such participation.
(f)    Any Lender may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this Section 8.06 and subject to the provisions of Section 8.12, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any of its Subsidiaries or Affiliates furnished to such Lender by or on behalf of the Borrower.
(g)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time, without the consent of the Administrative Agent or the Borrower, create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB.
(h)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time, without the consent of the Administrative Agent or the Borrower, assign to an Affiliate of such Lender (excluding any Affiliate of such Lender primarily engaged in the insurance or mutual fund business) all or any portion of its rights (but not its obligations) under this Agreement.

SECTION 8.07. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 8.08. Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart hereof may be executed and delivered via telecopier or e-mail (in a pdf or similar file), and each such counterpart so executed and delivered shall have the same force and effect as an originally executed and delivered counterpart hereof.
SECTION 8.10. Survival. The obligations of the Borrower under Sections 2.02(c), 2.08, 2.12, 2.15 and 8.04, and the obligations of the Lenders under Section 7.05, shall survive the repayment of the Advances and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by any Notice of Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Advance, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.
SECTION 8.11. Waiver of Jury Trial. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY

AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 8.12. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower or any of its Subsidiaries or Affiliates pursuant to this Agreement in confidence and for use in connection with this Agreement, including for use in connection with its rights and remedies hereunder, except for disclosure (a) to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender, (c) to regulatory officials, (d) as requested pursuant to or as required by law, regulation, or legal process, (e) in connection with any legal proceeding to which such Lender is a party and (f) to a proposed assignee or participant permitted under Section 8.06 which shall have agreed in writing for the benefit of the Borrower and its Subsidiaries and Affiliates to keep such disclosed confidential information confidential in accordance with this Section.
SECTION 8.13. Nonliability of Lenders; No Fiduciary Relationship.
(a)    The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.
(b)    The Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, its Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, any Lender or any of their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
SECTION 8.14. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.
SECTION 8.15. Termination of Existing Agreement. Lenders that are parties to the Existing Agreement (and which constitute “Majority Lenders” under and as defined in the Existing Agreement) hereby waive any requirement for notice of the termination of the “Commitments” under and as defined in the Existing Agreement and agree that the Existing Agreement shall automatically terminate on the Effective Date (except for any provision of the Existing Agreement that by its terms survives termination thereof).
[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CNA FINANCIAL CORPORATION

By /s/ D. Craig Mense

Name: D. Craig Mense

Title: Executive Vice President and Chief Financial Officer

CNA FINANCIAL CORPORATION

By /s/ Stathy Darcy

Name: Stathy Darcy

Title: Senior Vice President and Deputy General Counsel

Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender and as
Administrative Agent

By /s/ Karen Hanke

Name: Karen Hanke

Title: Director

Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as a Lender and as Syndication Agent

By /s/ Melvin Jackson

Name: Melvin Jackson

Title: Executive Director

Credit Agreement

CITIBANK, N.A.,
as a Lender and as a Co-Documentation
Agent

By /s/ Robert Chesley

Name: Robert Chesley

Title: Vice President

Credit Agreement

THE NORTHERN TRUST COMPANY,
as a Lender and as a Co-Documentation
Agent

By /s/ Chris McKean

Name: Chris McKean

Title: SVP

Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and as a Co-Documentation
Agent

By /s/ Bonnie S. Wiskowski

Name: Bonnie S. Wiskowski

Title: Vice President

Credit Agreement

ASSOCIATED BANK, NATIONAL
ASSOCIATION,
as a Lender

By /s/ Edward J. Chidiac

Name: Edward J. Chidiac

Title: Senior Vice President

Credit Agreement

BARCLAYS BANK PLC,
as a Lender

By /s/ Michael Mozer

Name: Michael Mozer

Title: Vice President

Credit Agreement

SCHEDULE I
Lenders and Commitments

Lender	Commitment

Wells Fargo Bank, National Association	$50,000,000
JPMorgan Chase Bank, N.A.	$50,000,000
Citibank, N.A.	$40,000,000
The Northern Trust Company	$40,000,000
U.S. Bank National Association	$40,000,000
Associated Bank, National Association	$15,000,000
Barclays Bank PLC	$15,000,000

Total	$250,000,000

Schedule I

SCHEDULE II
Existing Liens
None.

Schedule II

1

EXHIBIT A
NOTICE OF BORROWING
Wells Fargo Bank, National Association,
as Administrative Agent for the
Lenders parties to the Credit
Agreement referred to below
[            ]
[            ]
Attention: [        ]
[Date]
Ladies and Gentlemen:
The undersigned, CNA Financial Corporation (the “Borrower”), refers to the Revolving Credit Agreement, dated as of April 19, 2012 (as from time to time amended, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Wells Fargo Bank, National Association, as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
(i)    The Business Day of the Proposed Borrowing is ___________ __, _____.
(ii)    The Type of Advances initially comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].
(iii)    The aggregate amount of the Proposed Borrowing is $___________.
[(iv)    The initial Interest Period for each Advance made as part of the Proposed Borrowing is ______ month[s]]1.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
(a)    each of the representations and warranties contained in Section 4.01 (excluding the Excluded Representations) is correct in all material respects, before and

1    For Eurodollar Rate Advances only.

Notice of Borrowing

2

after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;
(b)    no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or, to the best of the undersigned’s knowledge, a Default.
Very truly yours,

CNA FINANCIAL CORPORATION

By

Name:

Title:

By

Name:

Title:

Notice of Borrowing

1

EXHIBIT B
ASSIGNMENT AND ACCEPTANCE
Dated ____________ __, _____
Reference is made to the Revolving Credit Agreement dated as of April 19, 2012 (as from time to time amended, the “Credit Agreement”) among CNA Financial Corporation, a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement) and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
_____________ (the “Assignor”) and _____________ (the “Assignee”) agree as follows:
1.    The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including such interest in the Assignor’s Commitment and the Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the Advances owing to the Assignee will be as set forth in Schedule 1.
2.    The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.
3.    The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the

Assignment and Acceptance

2

terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].1
4.    Following the execution of this Assignment and Acceptance by the Assignor and the Assignee and the consent of the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the “Effective Date”).
5.    Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
6.    Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all

1    If the Assignee is organized under the laws of a jurisdiction outside the United States.

Assignment and Acceptance

3

appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.
7.    This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

Assignment and Acceptance

1

SCHEDULE 1
to
ASSIGNMENT AND ACCEPTANCE
Percentage assigned to Assignee    _______________%
Assignee’s Commitment        $______________
Aggregate outstanding principal
amount of Advances assigned    $______________
Effective Date (if other than
date of acceptance by
Administrative Agent)*            __________ __, _____

[NAME OF ASSIGNOR], as Assignor

By

Name:

Title:

Schedule 1 to Assignment and Acceptance

2

[NAME OF ASSIGNEE], as Assignee

By

Name:

Title:

Domestic Lending Office:

Eurodollar Lending Office:
*    This date should be no earlier than the date of acceptance by the Administrative Agent.
Accepted this ____ day
of _______, _____
WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent
By_____________________

Name:

Title:

CONSENTED TO:
CNA FINANCIAL CORPORATION
By_____________________

Name:

Title:
By_____________________

Name:

Title:

Schedule 1 to Assignment and Acceptance

1

EXHIBIT C
[Form of Opinion of Counsel of the Borrower]
[Date]
To the Lenders party to the
Credit Agreement referred to
below

Wells Fargo Bank, National Association,
as Administrative Agent
230 W Monroe Street, Floor 18
Chicago, IL 60606

Ladies and Gentlemen:
I have acted as counsel to CNA Financial Corporation (the “Borrower”) in connection with the Revolving Credit Agreement (the “Credit Agreement”) dated as of April 19, 2012, among the Borrower, the Lenders named therein and Wells Fargo Bank, National Association, as Administrative Agent, providing for Advances to be made by said Lenders to the Borrower in an aggregate principal amount not exceeding $250,000,000. Terms defined in the Credit Agreement are used in this opinion letter as defined therein. This opinion letter is being delivered pursuant to Section 3.01(e) of the Credit Agreement.
In rendering the opinion expressed below, I, or attorneys under my supervision, have examined the following agreements, instruments and other documents:

(a)	the Credit Agreement; and
(b)    such corporate records of the Borrower and such other documents as I have deemed necessary as a basis for the opinions expressed below.
In my examination, I have assumed the genuineness of all signatures (other than those of the Borrower), the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon certificates of governmental officials and appropriate representatives of the Borrower and upon representations made in or pursuant to the Credit Agreement.
In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Borrower):

Opinion of Counsel of the Borrower

2

(i)	such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii)	all signatories to such documents have been duly authorized; and

(iii)	all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.
Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:
1.    The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
2.    The Borrower has all requisite corporate power to execute and deliver, and to perform its obligations and to incur liabilities under, the Credit Agreement.
3.    The execution, delivery and performance by the Borrower of, and the incurrence by the Borrower of liabilities under, the Credit Agreement has been duly authorized by all necessary corporate action on the part of the Borrower.
4.    The Credit Agreement has been duly executed and delivered by the Borrower.
5.    The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.
6.    No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of the Borrower for the execution, delivery or performance by the Borrower of, or for the incurrence by the Borrower of any liabilities under, the Credit Agreement.
7.    The execution, delivery and performance by the Borrower of, and the consummation by the Borrower of the transactions contemplated by, the Credit Agreement do not and will not (a) violate any provision of the charter or by-laws of the Borrower, (b) violate any applicable law, rule or regulation of the United States of

Opinion of Counsel of the Borrower

3

America (including Regulations T, U and X) or the State of New York, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower and its Subsidiaries of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Borrower and its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any property of the Borrower pursuant to the terms of any such agreement or instrument.
8.    Other than as disclosed in filings of the Borrower with the Securities and Exchange Commission, I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.
9.    The Borrower is not an “investment company”, or a Person “controlled by” an “investment company”, as such terms are defined in the Investment Company Act of 1940.
The foregoing opinions are subject to the following comments and qualifications:
(a)    The enforceability of Section 8.04(b) of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.
(b)    The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.
(c)    I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) Section 2.16 of the Credit Agreement, (iii) the second sentence of Section 8.07 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (iv) the waiver of inconvenient forum set forth in Section 8.07 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York and (v) Section 8.08 of the Credit Agreement.
The foregoing opinions are limited to matters involving the Federal laws of the United States, the law of the State of New York and the General Corporation Law of the State of

Opinion of Counsel of the Borrower

4

Delaware, and I do not express any opinion as to the laws of any other jurisdiction. The opinions expressed herein are as of the date hereof. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any changes in applicable law that may hereafter occur.
At the request of the Borrower, this opinion letter is, pursuant to Section 3.01(e) of the Credit Agreement, provided to you by me in my capacity as Counsel of the Borrower and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent. The opinions contained herein are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.
Very truly yours,

Opinion of Counsel of the Borrower

1

EXHIBIT D

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to the Revolving Credit Agreement dated as of April 19, 2012 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among the Borrower, the banks named therein and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.	I am the duly elected or appointed [ ] of the Borrower;

2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.    Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

Compliance Certificate

2

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of_________, 20__.

Compliance Certificate

3

SCHEDULE I TO COMPLIANCE CERTIFICATE Schedule of Compliance as of with Provisions of Sections 5.01(m) and 5.01(n) of the Credit Agreement

1	Section 5.01(m) – Consolidated Capitalization

	A.	Aggregate Specified Indebtedness	$__________

	B.	Consolidated Capitalization

		(i) Aggregate Specified Indebtedness	$__________

		(ii) Consolidated Net Worth:	$__________

		(iii) Sum of (i) and (ii)	$__________

	C.	Ratio of A to B	____:1.0

	D.	Permitted Ratio	Not greater than 0.35:1.0

Complies ____ Does Not Comply _____

2	Section 5.01(n) – Minimum Consolidated Net Worth

	A.	Consolidated Net Worth	$__________

	B.	Minimum Consolidated Net Worth:

		(i) $7,419,300,000	$7,419,300,000

(ii) For each completed fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2012 (but excluding any fiscal quarter for which Consolidated Net Income is negative):

		(a) 50% of Consolidated Net Income	$__________

		(b) 50% of proceeds of issuances of equity securities of the Borrower during such fiscal quarter	$__________

		(c) Sum of (a) and (b)	$__________

Schedule I to Compliance Certificate

4

	(iii) Total of (i) plus (ii)	$__________

C.	Required Comparison:	A > B

Complies ____ Does Not Comply _____

Schedule I to Compliance Certificate

5

EXHIBIT E
[FORM OF]
PROMISSORY NOTE
New York, New York
[Date]
For value received, [NAME OF BORROWER], a [ ] corporation (the “Borrower”), promises to pay to the order of [name of Lender] (the “Lender”) (i) the unpaid principal amount of each Advance made by the Lender to the Borrower under the Credit Agreement referred to below, when and as due and payable under the terms of the Credit Agreement, and (ii) interest on the unpaid principal amount of each such Advance on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made to the accounts specified in the Credit Agreement, in immediately available funds.
All Advances made by the Lender, and all repayments of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Advance then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached hereto and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
This note is one of the promissory notes issued pursuant to the Revolving Credit Agreement dated as of April 19, 2012, among CNA Financial Corporation, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as the same may be amended from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.
This note shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF BORROWER]

By

Name:

Promissory Note

6

Title:

By

Name:

Title:

Promissory Note

SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Repaid	Unpaid Principal Balance	Notations Made By

Promissory Note